UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 20, 2006

INTERLINE RESOURCES CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Utah
(State or Other Jurisdiction of Incorporation)

0-18995	87-0461653
(Commission File Number)	(IRS Employer Identification No.)

160 West Canyon Crest Road, Alpine, UT	84004
(Address of Principal Executive Offices)	(Zip Code)

801-756-3031
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

On June 1, 2005 the Board of Directors of Interline Resources Corporation (the Company) accepted the resignations of Gearle D. Brooks and Brice E. Bergquist in their capacities as Directors, Officers and employees of the Company and its subsidiaries effective May 1, 2005. The Board of Directors appointed Mr. Ken Holman and Ned Calvert to the Board of Directors. In consideration of Mr. Holman and Mr. Calvert's designation as Director's, the Board granted them one hundred thousand shares of Rule 144 Restricted common stock.

On July 20, 2005 the Board of Directors authorized the issuance of three hundred fifty thousand shares of Rule 144 Restricted common stock to Timothy G. Williams as additional compensation for his legal services from 2002 to 2004 in connection with Civil Action No. 13629 in the Eighth Judicial District of Wyoming - Interline vs. Basin. The Board also authorized the issuance of five hundred thousand shares of Rule 144 Restricted IRC common stock to Michael R. Williams.

On January 17, 2006 the Board of Directors authorized the issuance of two hundred and fifty thousand shares of Rule 144 Restricted IRC common stock to Timothy G. Williams in consideration of his significant role in the Well Draw topping plant project, his assumption of the work load of the Company controller, and assuming the work load of the president of Interline Energy Services who resigned May 1, 2005. On January 17, 2006 the Board of Directors appointed Tim Williams the President of Interline Energy Services to manage the Company's oil and gas operations in Wyoming. Further, that he should serve as a Vice President of the Company and the Vice President of Interline Hydrocarbons Inc. As incentive stock, the Board of Director granted Tim Williams one hundred thousand stock options of Rule 144 Restricted IRC common stock per year for five years with strike prices of $.125 to $.25 per share. After discussion, the Board of Director further determined that Gerry Brooks was one of the original founder of the Company, but had left its employ in March of 2005 because of the uncertainty of the financial condition of the company. During 2005 he continued to aid the Company in the engineering aspects of the Well Draw topping plant project. Further that he possessed a great deal of proprietary knowledge about the Company's re-refining technology, and his expertise was key to aiding in the successful design, engineering, construction, and start-up of the Romanian project. In consideration of his reemployment, the Board authorized the issuance of two hundred and fifty thousand shares of Rule 144 Restricted IRC common stock to Gearle Brooks, and granted him a stock option for two hundred and fifty thousand shares of Rule 144 Restricted IRC common stock at $.12 per share through 2010. The Board also acknowledged Mike Williams outstanding efforts made during the difficult financial struggles of the company, his personal guarantee on the mortgage note for the Company's Alpine Office building, and his continued vision and efforts to develop the Company's Rerefining technology domestically and abroad and as incentive stock, the Board of Director granted him five hundred thousand shares of Rule 144 Restricted IRC common stock and one hundred thousand stock options of Rule 144 Restricted IRC common stock per year for five years with strike prices of $.125 to $.25 per share.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 20, 2006	INTERLINE RESOURCES CORPORATION

By: /s/ Michael R. Williams
Chief Executive Officer, President